First BanCorp Announces Revision to Agreement With the U.S. Treasury
$350 Million Capital Raise to Satisfy Remaining Condition for Conversion of Preferred Stock into
Common Stock

SAN JUAN, Puerto Rico – December 2, 2010 – First BanCorp (the “Corporation”), [NYSE:FBP], [NYSE:FBPPrA], [NYSE:FBPPrB], [NYSE:FBPPrC], [NYSE:FBPPrD], [NYSE:FBPPrE], announced today that it has signed an amendment to the exchange Agreement executed with the United States Department of the Treasury (the “U.S. Treasury”) on July 7, 2010. Pursuant to the amendment, the U.S. Treasury has agreed to a reduction in the size of the capital raise required to satisfy the remaining substantive condition to the Corporation’s ability to compel the conversion into shares of common stock of the Series G, Fixed Rate Cumulative Mandatorily Convertible Preferred Stock (the “Series G Preferred Stock”), held by the U.S. Treasury. The amendment agreed upon reduces the required capital amount to compel the conversion from $500 million to $350 million.

Aurelio Alemán, President and Chief Executive Officer of First BanCorp, said, “The reduction in the size of the capital raise required to convert into common stock the shares of Series G Preferred Stock is a result of the actions completed over the six-month period ended September 30, 2010 to deleverage and de-risk our balance sheet.” The Corporation has successfully executed a plan to deleverage the balance sheet which has, in the aggregate, reduced total assets by 12%, or $2.2 billion. As part of this plan, the Corporation sold non-performing assets, for the most part in the Florida market, which, when combined with charge-offs, reduced non-performing assets by 7%. The resultant reduction in the balance sheet has enabled the Corporation to revise the capital plan that it has previously described and has been executing this year.

The amendment to the agreement with the U.S. Treasury also includes an amendment that reduces the previously agreed-upon discount of 35% of the liquidation preference of the Series G Preferred Stock to 25%. This amendment increases the number of shares of common stock into which the Series G Preferred Stock is convertible. Based on the initial conversion price of $0.7252 per share, which is subject to adjustment, First BanCorp would issue approximately 438.7 million shares of common stock (rather than 380.2 million shares of common stock) upon the conversion of the Series G Preferred Stock.

About First BanCorp

First BanCorp is the parent corporation of FirstBank Puerto Rico, a state-chartered commercial bank with operations in Puerto Rico, the Virgin Islands and Florida, and of FirstBank Insurance Agency. First BanCorp and FirstBank Puerto Rico all operate within U.S. banking laws and regulations. The Corporation operates a total of 170 branches, stand-alone offices and in-branch service centers throughout Puerto Rico, the U.S. and British Virgin Islands, and Florida. Among the subsidiaries of FirstBank Puerto Rico are First Federal Finance Corp., a small loan company; FirstBank Puerto Rico Securities, a broker-dealer subsidiary; First Management of Puerto Rico; and FirstMortgage, Inc., a mortgage origination company. In the U.S. Virgin Islands, FirstBank operates First Insurance VI, an insurance agency, and First Express, a small loan company. First BanCorp’s common and publicly-held preferred shares trade on the New York Stock Exchange under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE. Additional information about First BanCorp may be found at www.firstbankpr.com.

Safe Harbor

This press release may contain “forward-looking statements” concerning the Corporation’s future economic performance. The words or phrases “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by such section. The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that various factors, including, but not limited to, uncertainty as to whether the Corporation will be able to issue $350 million of equity so as to meet the remaining substantive condition necessary to compel the U.S. Treasury to convert into common stock the shares of Series G Preferred Stock that the Corporation issued to the U.S. Treasury; uncertainty about whether the Corporation will be able to fully comply with the written agreement dated June 3, 2010 that the Corporation entered into with the Federal Reserve Bank of New York (the “FED”) and the order dated June 2, 2010 (the “Order”) that the Corporation and FirstBank Puerto Rico entered into with the Federal Deposit Insurance Corporation (the “FDIC”) and the Office of the Commissioner of Financial Institutions of Puerto Rico (“OCIF”) that, among other things, require the Corporation to attain certain capital levels and reduce its special mention, classified, delinquent and non-accrual assets; uncertainty as to whether the Corporation will be able to complete future capital-raising efforts; uncertainty as to the availability of certain funding sources, such as retail brokered certificates of deposit; the risk of not being able to fulfill the Corporation’s cash obligations or pay dividends to its shareholders due to its inability to receive approval from the FED to receive dividends from FirstBank Puerto Rico; the risk of being subject to possible additional regulatory actions; the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and their impact on the credit quality of the Corporation’s loans and other assets, including the Corporation’s construction and commercial real estate loan portfolios, which have contributed and may continue to contribute to, among other things, the increase in the levels of non-performing assets, charge-offs and the provision expense and may subject the Corporation to further risk from loan defaults and foreclosures; adverse changes in general economic conditions in the United States and in Puerto Rico, including the interest rate scenario, market liquidity, housing absorption rates, real estate prices and disruptions in the U.S. capital markets, which may reduce interest margins, impact funding sources and affect demand for all of the Corporation’s products and services and the value of the Corporation’s assets; the Corporation’s reliance on brokered certificates of deposit and the Corporation’s ability to obtain, on a periodic basis, approval to issue brokered certificates of deposit to fund operations and provide liquidity in accordance with the terms of the Order; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico and the current fiscal problems and budget deficit of the Puerto Rico government; a need to recognize additional impairments on financial instruments or goodwill relating to acquisitions; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the United States and the U.S. and British Virgin Islands, which could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; uncertainty about the effectiveness of the various actions undertaken to stimulate the United States economy and stabilize the United States financial markets, and the impact such actions may have on the Corporation’s business, financial condition and results of operations; changes in the fiscal and monetary policies and regulations of the federal government, including those determined by the Federal Reserve System, the FDIC, government-sponsored housing agencies and local regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may further increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expense; risks of not being able to generate sufficient income to realize the benefit of the deferred tax asset; risks of not being able to recover the assets pledged to Lehman Brothers Special Financing, Inc.; changes in the Corporation’s expenses associated with acquisitions and dispositions; the adverse effect of litigation; developments in technology; risks associated with further downgrades in the credit ratings of the Corporation’s long-term senior debt; general competitive factors and industry consolidation; risks associated with the depression of the price of the Corporation’s common stock, including the possibility of the Corporation’s common stock being delisted from the New York Stock Exchange; and the possible future dilution to holders of common stock resulting from additional issuances of common stock or securities convertible into common stock. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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First BanCorp
Alan Cohen
Senior Vice President
Marketing and Public Relations
alan.cohen@firstbankpr.com
(787) 729-8256